Exhibit 10.1

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$5,000,000.00	08-13-2014	07-31-2015	7657418442		5419684092	K0096

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***" has been omitted due to text length limitations.

Borrower:	Rocky Mountain Chocolate Factory, Inc.	Lender: Wells Fargo Bank, National Association
	265 Turner Drive	Durango Main
	Durango, CO 81303	200 West College Drive
Durango, CO 81301

Principal Amount: $5,000,000.00	Date of Note: August 13, 2014

PROMISE TO PAY. ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. ("Borrower") promises to pay to Wells Fargo Bank, National Association ("Lender"), or order, in lawful money of the United States of America, the principal amount of Five Million & 00/100 Dollars ($5,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on July 31, 2015. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning August 30, 2014, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; and then to any late charges. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the floating rate equal to the Prime Rate set from time to time by Lender that serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrowers request. The interest rate change will not occur more often than each time the Index changes. Interest will accrue on the outstanding principal balance of the Note at an interest rate equal to the sum of the Index and the Margin, subject to any floor or ceiling rate that may apply. Each change in the Index shall become effective on the date each Prime Rate change is announced within Lender. Lender may reamortize payments as described in the Note or from time to time in Lender's discretion to take into account changes in the interest rate. If payments are intended to amortize principal and interest, the reamortization may adjust the payment amount to an amount which would cause the Note to be fully paid over the intended amortization period of the Note in approximately equal successive payments. Reamortization will not change the Note maturity date. If Lender fails for any reason to timely or properly adjust the interest rate or payment amount, Borrower shall notify Lender of the oversight, and Lender may retroactively adjust the interest rate to correct the oversight and/or reamortize and adjust the payment amount at any subsequent time as may be necessary. In no event shall Lender's failure to properly adjust the interest rate or payment amount result in a forgiveness of any portion of the indebtedness. The "Index currently" stated below is the Index value (rounded to three decimal places) that existed at the time this agreement was prepared, and the "Initial Rate" stated herein is that Index value plus the Margin; they do not necessarily reflect the Index in effect on the date of this agreement. The actual rate applicable to the Note is the actual Index in effect each day plus the Margin, subject to any floor or ceiling rate, or any default rate, that may apply, with interest accrual calculated pursuant to the INTEREST CALCULATION METHOD paragraph. The "Margin" is the amount shown in the sentence below, stated as "<margin> percentage points over the Index". If the margin value is stated as "<margin> percentage points under the index", then the Margin is that value expressed as a negative number. If the sentence states "using a rate equal to the Index", then the Margin is zero. Lender may round the Index value to five decimal places at Lender's discretion. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 3.250% per annum. Interest on the unpaid principal balance of this Note will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate equal to the Index, resulting in an initial rate of 3.250%. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Wells Fargo Bank, National Association, BBG-Winston-Salem Loan Ops Center, MAC #D4004-03D, Attn: Accounting, 401 Linden Street, 3rd Floor Winston Salem, NC 27101-4157.

LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $15.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, at Lender's option, and if permitted by applicable law, Lender may add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). Upon default, the interest rate on this Note shall be increased by adding an additional 4.000 percentage point margin ("Default Rate Margin"). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrowers property or Borrower's ability to repay this Note or perform Borrowers obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or fumished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any govemmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender the reasonable costs of such collection. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including without limitation attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Colorado without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Colorado.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested either orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure.

PAYMENT DUE DATE DEFERRAL. Payment invoices will be sent on a date (the "billing date") which is prior to each payment due date. If this Note is booked near or after the billing date for the first scheduled payment, Lender may, in its sole discretion, defer each scheduled payment date and/or the maturity date by one or more months.

FINANCIAL INFORMATION. All information furnished by Borrower to Lender in connection with the application for credit was true and accurate in every material respect as of the date the information was furnished, and no material facts were omitted so as to make the information incomplete or misleading. There has been no material adverse change to Borrower's financial condition since the date of the most recent submitted statement. Borrower agrees to provide to Lender, upon request, financial statements prepared in a manner and form acceptable to Lender, and copies of such tax returns and other financial information and statements as may be requested by Lender. Financial statements and tax returns submitted to Lender shall be signed and dated by Borrower and any other party preparing such financial statements or tax returns, or otherwise authenticated to Lender's satisfaction. Each financial statement shall give an accurate and complete picture of Borrower's financial condition as of the statement's date, with ownership accurately reflected. Borrower shall also furnish such other information regarding Borrower (and Borrower's general partners or members, if any), Borrower's business operations, the Collateral, and the use of loan proceeds as may be requested by Lender. Borrower warrants that all financial statements and information provided to Lender are and will be accurate, correct and complete. Borrower will permit Lender and Lender's agents and contractors to examine, audit and copy Borrower's books, accounts, records (including electronic records), and computer software programs used to generate the records, including any records in the possession of a third party, at any reasonable time upon request, and will provide to Lender copies of any records Lender requests, all at no cost to Lender.

PROMISSORY NOTE
Loan No: 7657418442	(Continued)	Page 3

PRIMARY DEPOSIT ACCOUNT. Borrower agrees to maintain Borrower's primary deposit account with Lender or any banking affiliate of Lender and keep such account at all times in good standing. If Borrower does not maintain a separate deposit account for its operations, but rather its operations are primarily administered through a deposit account of Borrower's parent or affiliate, then Borrower agrees to cause such parent or affiliate to maintain its primary deposit account with Lender or any banking affiliate of Lender. As used herein, "primary deposit account" means the deposit account into which substantially all of the receipts from the operations of Borrower, or of Borrower's parent or affiliate if applicable, are deposited and from which substantially all of its disbursements for its operations are made.

EXTENSION AND RENEWAL. Lender may, at Lender's discretion, renew or extend this Note by written notice to Borrower. Such renewal or extension will be effective as of the maturity date of this Note, and may be conditioned among other things on modification of Borrower's obligations hereunder, including but not limited to a decrease in the amount available under this Note, an increase in the interest rate applicable to this Note and/or payment of a fee for such renewal or extension Borrower will be deemed to have accepted the terms of such extensions and renewals if Borrower does not deliver to Lender written rejection of such renewal or extension within 10 days following the date of the written notice of such changes, or if Borrower draws additional funds following receipt of such notice. After any renewal or extension of Borrower's obligations under this Note, the term "maturity date" as used in this Note will mean the new maturity date set forth in the written notice of extension or renewal of this Note. The Note may be modified, extended and renewed repeatedly in this manner.

LINE ADVANCES. Notwithstanding anything to the contrary, requests for advances communicated to any office of Lender by any person believed by Lender in good faith to be authorized to make the request, whether written, verbal, telephonic or electronic, may be acted upon by Lender, and Borrower will be liable for sums advanced by Lender pursuant to such request. Such requests for advances shall be deemed authorized by Borrower, and Lender shall not be liable for such advances made in good faith, and with respect to advances deposited to the credit of any deposit account of Borrower, such advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account.

Lender may in its discretion allow Borrower to request and receive advances even if applicable loan conditions are not satisfied, and/or the advance results in violation of loan agreements or covenants, and even though the advance may cause the principal balance to exceed the maximum principal amount of the Note. In such cases, Lender shall not be deemed to have waived such loan conditions, requirements or covenants, and Lender may strictly enforce all such loan conditions, requirements and covenants at any time in its discretion. If at any time the outstanding balance of the Note should exceed the maximum principal amount available to Borrower under the Note, then Lender may require Borrower to immediately make a payment in an amount sufficient to reduce the principal balance to an amount which does not exceed said maximum principal amount.

Borrower agrees to indemnify and hold Lender harmless from and against all damages, liabilities, costs and expenses (including attorney's fees) arising out of any claim by Borrower or any third party against Lender in connection with Lender's performance of advances as described above.

CREDIT BUREAU INQUIRIES. The parties hereto, and each individual signing below in a representative capacity, agree that Lender may obtain business and/or personal credit reports and tax returns on each of them in their individual capacities.

APPLICATION OF PAYMENTS. Notwithstanding the application of payment provided in the Payment section of this Note, unless otherwise agreed, all sums received from Borrower may be applied to interest, fees, principal, or any other amounts due to Lender in any order at Lender's sole discretion. If a final payment amount is set out in the Payment section of this Note, Borrower understands that it is an estimate, and that the actual final payment amount will depend upon when payments are received and other factors.

DEFAULT RATE. At Lender's option and without prior notice, upon default or at any time during the pendency of any event of default under the Note or any related loan documents, Lender may impose a default rate of interest (the "Default Rate") equal to the pre-default interest rate plus four percent per annum, not to exceed the maximum lawful rate. If the pre-default rate is a floating or adjustable rate based upon an Index, it will continue to float or adjust on the same periodic schedule, and the Default Rate will be a variable rate per annum equal to the applicable Index plus the pre-default margin plus four percent, not to exceed the maximum lawful rate. The Default Rate shall remain in effect until the default has been cured and that fact has been communicated to and confirmed by Lender. Lender may, from time to time in its discretion, adjust or reamortize payments to take into account changes in the interest rate. Lender shall give written notice to Borrower of Lender's imposition of the Default Rate, except that if the Note is not paid at maturity, Lender may impose the Default Rate from the maturity date to the date paid in full without notice. Lender's imposition of the Default Rate shall not constitute an election of remedies or otherwise limit Lender's rights concerning other remedies available to Lender as a result of the occurrence of an event of default. In the event of a conflict between the provisions of this paragraph and any other provision of the Note or any related agreement, the provisions of this paragraph shall control. If a default rate is prohibited by applicable law, then the pre-default rate (including periodic rate adjustments for floating or adjustable rates) shall continue to apply after default or maturity.

FURTHER ASSURANCES. The undersigned agrees to (i) do all things deemed necessary by Lender in order to fully document the loan evidenced by the Note and any related agreements, and will fully cooperate concerning the execution and delivery of security agreements, stock powers, instructions and/or other documents pertaining to any collateral intended to secure the Indebtedness, (ii) assist in the cure of any defects in the execution, delivery or substance of the Note and related agreements, and in the creation and perfection of any liens, security interests or other collateral rights securing the Note, and (iii) pay Lender immediately upon demand the full amount of all charges, costs and expenses (to include fees paid to third parties) expended or incurred by Lender to monitor Lender's interest in any real or personal property pledged as collateral for the Note, including without limitation all costs of appraisals.

CONSENT TO SELL LOAN. The parties hereto agree: (a) Lender may sell or transfer all or part of this loan to one or more purchasers, whether related or unrelated to Lender, without notice and without the consent of the parties; (b) Lender may-provide to any purchaser, or potential purchaser, any information or knowledge Lender may have about the parties or about any other matter relating to this loan obligation, without notice, and the parties waive any rights to privacy it may have with respect to such matters; (c) the purchaser of a loan will be considered its absolute owner and will have all the rights granted under the loan documents or agreements governing the sale of the loan; (d) the purchaser of a loan may enforce its interests irrespective of any claims or defenses that the parties may have against Lender; and (e) to waive all notices of sale of the loan, as well as all notices of any repurchase, and all rights of offset or counterclaim that the parties have now or later against Lender or against any purchaser of the loan.

PROMISSORY NOTE
Loan No: 7657418442	(Continued)	Page 4

FACSIMILE AND COUNTERPART. This document may be signed in any number of separate copies, each of which shall be effective as an original, but all of which taken together shall constitute a single document. An electronic transmission or other facsimile of this document or any related document shall be deemed an original and shall be admissible as evidence of the document and the signer's execution.

DOCUMENT DELIVERY AND ELECTRONIC TRANSMISSION OF DOCUMENTS. Each party or person signing this agreement (referred to in this paragraph as "you") agrees that Lender may, in its sole discretion, rely upon any document, report, financial statement, tax return, agreement or other communication ("Document") physically delivered to Lender by mail, hand delivery or delivery service which Lender in good faith believed was sent by you or any of your representatives or employees. Similarly, Lender may, in its sole discretion, rely upon any Document sent by email, facsimile or other electronic means to Lender which Lender in good faith believed was sent by you or any of your representatives or employees. Lender may treat the Document as genuine and authorized to the same extent as if it was an original document validly executed or authenticated as genuine by you. Lender may from time to time in its sole discretion reject any such Document and require a signed original, or require you to provide acceptable authentication of any such Document before accepting or relying on same. You understand and acknowledge that there is a risk that Documents sent by electronic means may be viewed or received by unauthorized persons, and you agree that by sending Documents by electronic means, you shall be deemed to have accepted this risk and the consequences of any such unauthorized disclosure.

COMMUNITY AND OTHER PROPERTY. . In addition to the rights of Lender under any applicable community property laws, Borrower, Guarantor or Grantor who is a Married Person and who has an interest in marital or community property under applicable law acknowledges and agrees that his/her obligation as a Borrower, Guarantor or Grantor is incurred in the interest of and to benefit the marital community (or domestic partnership, if applicable), and expressly agrees that recourse may be had against his or her separate property and his or her rights in community property and community assets for all of his or her obligations to Lender, in addition to any other property that may be subject to rights of Lender. Borrower and Guarantor also agree not to, without Lender's prior written consent, enter into any community property agreement which alters the separate or community property character of any of such party's property. For the purpose of this provision, "Married Person" means a person in a spousal relationship and shall include parties to a duly registered and/or legally recognized same-sex civil union, domestic partnership, and other terms, whether or not gender-specific in a spousal relationship, that denote spousal relationship, as those terms are used throughout the laws, codes and regulations of states and/or jurisdictions that recognize legally married same-sex couples, civil unions and/or domestic partnerships, and any references herein to a married person or marital status shall be deemed to also include the applicable corresponding term, or other reference relating to a party to a civil union or domestic partnership.

SECURITY INTEREST AND RIGHT OF SETOFF. In addition to all liens upon and rights of setoff arising by law, Borrower pledges and grants to Lender as security for Borrower's indebtedness and obligations under the Note (excluding any consumer obligations subject to the Federal Truth In Lending Act) a security interest and lien upon all monies, securities, securities accounts, brokerage accounts, deposit accounts and other property of Borrower now or hereafter in the possession of or on deposit with Lender or any Wells Fargo affiliate, whether held in a general or special account or for safekeeping or otherwise, excluding however all IRA and Keogh accounts. No security interest, lien or right of setoff will be deemed to have been waived by any act or conduct on the part of Lender, or by any neglect to exercise such right, or by any delay in so doing, and every right of setoff, lien and security interest will continue in full force and effect until specifically waived or released by Lender in writing.

LOAN FEE AUTHORIZATION. Borrower shall pay to Lender any and all fees as specified in the "Disbursement Request and Authorization" executed by Borrower in connection with this Note. Such fees are non-refundable and shall be due and payable in full immediately upon Borrower's execution of this Note.

ADDITIONAL EVENTS OF DEFAULT. In addition to the Events of Default described herein, the following shall be an Event of Default if applicable: (i) Borrower, any Guarantor or any grantor of collateral fails to comply with any terms or conditions of any agreement with Lender or any Wells Fargo Affiliate; (ii) Borrower or any Guarantor revokes or disputes the validity of any of its liabilities or obligations under any Note, related agreement, or any other agreement with Lender or any Wells Fargo Affiliate; (iii) ~~any change in ownership of an aggregate of twenty-five percent (25%) or more of the common stock, members’ equity or other ownership interest in Borrower or any general partner or borrower or any Guarantor~~ (iv) the withdrawal, resignation or expulsion of any one or more of the general partners in Borrower or any Guarantor with an aggregate ownership interest in Borrower or such Guarantor of twenty-five percent (25%) or more; or (v) Borrower or any Guarantor or chairman, CEO, CFO, president, manager or general partner of Borrower or any Guarantor, nor any officer, member, or shareholder with an ownership interest of 25% or more of Borrower or any Guarantor, is adjudicated a felon under any criminal law. For purposes of this provision Wells Fargo Affiliate shall mean Wells Fargo & Company and any present or future subsidiary of Wells Fargo & Company.

TRADE FINANCE SUBFEATURE. Borrower shall have available a Letter of Credit Subfeature and a Foreign Exchange Subfeature as described in this section, in a total amount not to exceed the available principal amount of the line of credit evidenced by this Note.

A.     Letters of Credit Subfeature. As a subfeature of this Note, Lender may from time to time issue or cause to be issued by a Wells Fargo Affiliate (such Lender or Wells Fargo Affiliate being referred to herein as the "Issuer") for your account, commercial and/or standby letters of credit (each individually, a "Letter of Credit" and collectively "Letters of Credit"); provided however, that the form and substance of each Letter of Credit shall be subject to approval by the Issuer in its sole discretion. Each Letter of Credit shall be issued for a term designated by Borrower; provided however, that no Letter of Credit shall have an expiration subsequent to the maturity of the Note unless otherwise agreed to by Issuer and Lender. Each Letter of Credit shall be subject to the terms and conditions of a Letter of Credit Agreement and related documents, if any, required by Issuer in connection with the issuance of such Letter of Credit (each individually a "Letter of Credit Agreement" and collectively, the "Letter of Credit Agreements"). Each draft paid by Issuer under a Letter of Credit and reimbursed by Lender shall be paid with an advance under the Note and shall be repaid by Borrower in accordance with the terms and conditions of the Note applicable to such advances; provided however, that if advances under the Note are not available, for any reason whatsoever, at the time any amount is paid by Lender, then the full amount of such advance shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Issuer or Lender to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Note. In such event, Borrower agrees that Issuer or Lender, at Issuer's or Lender's sole discretion, may debit Borrower's deposit account(s) with Lender or a Wells Fargo Affiliate for the amount of any such draft. Upon the issuance of an amendment to a Letter of Credit, upon the reimbursement by Lender of a draft under any Letter of Credit, and otherwise as agreed by Borrower and Issuer pursuant to the Letter of Credit Agreements, Borrower shall pay to Issuer or Lender fees determined in accordance with Issuer's/Lender's standard fees and charges at such time.

PROMISSORY NOTE
Loan No: 7657418442	(Continued)	Page 5

B.     Foreign Exchange Subfeature. As a subfeature of this Note, Lender or a Wells Fargo Affiliate (such Lender or Wells Fargo Affiliate being referred to herein as the "Exchanger") may, in its sole discretion, from time to time up to and including the maturity date of the Note, enter into foreign exchange transactions for the account of Borrower for the purchase and/or sale, or options on the purchase and/or sale, by Borrower of the currency of the United States and of foreign countries. Each foreign exchange transaction entered into between the Exchanger and Borrower shall be subject to the terms and conditions of the foreign exchange master agreement, the form and substance of which must be acceptable to the Exchanger in all respects in its sole discretion. Notwithstanding the foregoing, the Exchanger is not obligated to enter into any foreign exchange transactions with Borrower.

C.     Subfeature Limits. The amount available for drawing under all Letters of Credit, plus the amount drawn under the Letters of Credit but not yet reimbursed, plus 120% of the amount of all outstanding foreign exchange contracts, shall be reserved under the Note and shall not be available for Note advances. The amount available for drawing under all Letters of Credit, plus the amount drawn under such letters of credit but not yet reimbursed, plus 120% of the amount of all outstanding foreign exchange contracts, plus the principal amounts of any advances outstanding under the Note, shall not at any time exceed the principal amount of the Note, unless allowed by Lender at Lender's full discretion. Any excess amount shall be fully due and payable immediately without notice. As used herein, Wells Fargo Affiliate means any present or future subsidiary of Wells Fargo & Company, any subsidiary thereof, and any successors of such financial service companies.

ARBITRATION AGREEMENT. Arbitration - Binding Arbitration, Lender and each party to this agreement hereby agree, upon demand by any party, to submit any Dispute to binding arbitration in accordance with the terms of this Arbitration Program. Arbitration may be demanded before the institution of a judicial proceeding, or during a judicial proceeding, but not more than 60 days after service of a complaint, third party complaint, cross-claim, or any answer thereto, or any amendment to any of such pleadings. A "Dispute" shall include any dispute, claim or controversy of any kind, whether in contract or in tort, legal or equitable, now existing or hereafter arising, relating in any way to any aspect of this agreement, or any related note, instrument or agreement incorporating this Arbitration Program (the "Documents"), or any renewal, extension, modification or refinancing of any indebtedness or obligation relating thereto, including without limitation, their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination. This provision is a material inducement for the parties entering into the transactions relating to this Agreement. DISPUTES SUBMITTED TO ARBITRATION ARE NOT RESOLVED IN COURT BY A JUDGE OR JURY. TO THE EXTENT ALLOWED BY APPLICABLE LAW, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARBITRATED PURSUANT TO THIS ARBITRATION PROGRAM.

A.  Governing Rules, Any arbitration proceeding will (i) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (ii) be conducted by the American Arbitration Association ("AAA"), or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs, in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes are referred to herein, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Arbitration proceedings hereunder shall be conducted at a location mutually agreeable to the parties, or if they cannot agree, then at a location selected by the AAA in the state of the applicable substantive law primarily governing the Note. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute. The arbitrator shall award all costs and expenses of the arbitration proceeding. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91, as amended or replaced from time to time, or any similar applicable state law.

B.  No Waiver of Provisional Remedies. Self-Help and Foreclosure, The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any Dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

C.  Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any Dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. Every arbitrator must be a neutral practicing attorney or a retired member of the state or federal judiciary, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the Dispute. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all Disputes in accordance with the applicable substantive law and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the applicable state rules of civil procedure, or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or daim to arbitration if any other party contests such action for judicial relief.

D.  Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the Dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

PROMISSORY NOTE
Loan No: 7657418442	(Continued)	Page 6

E.  Class Proceedings and Consolidations. No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties to this agreement, or any contract, instrument or document relating to this agreement, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

F.  Small Claims Court. Any party may require that a Dispute be resolved in Small Claims Court if the Dispute and related claims are fully within that court's jurisdiction.

G.   Real Property Collateral: Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property and the Dispute is governed by the laws of California, Connecticut, Idaho, Kansas, Montana, Nevada, South Dakota, Virginia or Utah, unless any conditions for arbitration that may be set forth in the mortgage or deed of trust are satisfied; if any such Disputes are not referred to arbitration, then any provision in such mortgage or deed of trust providing for referral of Disputes to a referee or master under the laws of California, Connecticut, Idaho, Kansas, Montana, Nevada, South Dakota, Virginia or Utah shall be applicable to such Disputes.

H.  State Specific Provisions,

If Delaware, Pennsylvania or Virginia law governs the Dispute, the following provision is applicable if there is a Confession of Judgment in the Note, any Guaranty, or Related Documents: Confession of Judgment. Notwithstanding anything herein to the contrary, the arbitration requirement does not limit or preclude the right of Lender to confess judgment pursuant to a warrant of attorney provision set forth in the Note, any Guaranty, or Related Documents. No party shall have the right to demand binding arbitration of any claim, dispute or controversy seeking to (i) strike-off or open a judgment obtained by confession pursuant to a warrant of attorney contained in the Note, any Guaranty, or Related Documents, or (ii) challenge the waiver of a right to prior notice and a hearing before judgment is entered, or after judgment is entered, but before execution upon the judgment. Any claims, disputes or controversies challenging the confession of judgment shall be commenced and prosecuted in accordance with the procedures set forth, and in the forum specified by the applicable state rules of civil procedure or other applicable law.

If Maryland law governs the Dispute, the following provision is applicable if there is a Confession of Judgment in the Note, any Guaranty, or Related Documents: Confession of Judgment. Notwithstanding anything herein to the contrary, the arbitration requirement does not limit or preclude the right of Lender to confess judgment, and no party shall have the right to demand binding arbitration of any claim, dispute or controversy seeking to open a judgment obtained by confession. Nothing herein, including the arbitration requirement, shall limit the right of any party to foreclose judicially or non-judicially against any real or personal property collateral, or exercise judicial or non-judicial power of sale rights. No provision regarding submission to a jurisdiction and/or venue in any court or the waiver of any right to trial by jury is intended or shall be construed to be in derogation of the provisions for arbitration of any dispute. Any claim or counterclaim or defense raised in connection with Lender's exercise of any rights set forth in the Note, any Guaranty, or Related Documents shall be subject to the arbitration requirement.

If South Carolina law governs the Dispute, the following provision is included: WAIVER OF JURY TRIAL. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES' AGREEMENT TO ARBITRATE ANY DISPUTE AS SET FORTH IN THIS MORTGAGE, TO THE EXTENT ANY DISPUTE IS NOT SUBMITTED TO ARBITRATION OR IS DEEMED BY THE ARBITRATOR OR BY ANY COURT WITH JURISDICTION TO BE NOT ARBITRABLE OR NOT REQUIRED TO BE ARBITRATED, MORTGAGOR AND MORTGAGEE WAIVE TRIAL BY JURY IN RESPECT OF ANY SUCH DISPUTE AND ANY ACTION ON SUCH DISPUTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY MORTGAGOR AND MORTGAGEE, AND MORTGAGOR AND MORTGAGEE HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. MORTGAGOR AND MORTGAGEE ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL MORTGAGOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS MORTGAGE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

I.  Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the Dispute shall control. This arbitration provision shall survive the repayment of the Note and the termination, amendment or expiration of any of the Documents or any relationship between the parties.

FLOOR RATE - FINANCIAL DERIVATIVES. If Lender and Borrower enter into an interest rate swap transaction to hedge the interest rate of this loan without including a similar interest rate floor applicable to the Lender's floating rate leg in such swap transaction, then in lieu of amending this Note, the interest rate floor provision of this loan will automatically be deemed not to apply to the principal portion of this loan so hedged for the period of such swap transaction. The foregoing is limited to an interest rate swap transaction with the Lender and shall not apply to any other derivative, such as an interest rate cap.

PRIOR NOTE. This Note is given in renewal, extension and/or modification of, and not in satisfaction of, that certain promissory note("Note") dated August 2, 2013 in the original amount of $5,000,000.00, and it is not a novation of the obligations of that note.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PROMISSORY NOTE
Loan No: 7657418442	(Continued)	Page 7

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

By:	/s/ Bryan Merryman
Bryan Merryman, CFO/COO of Rocky Mountain
Chocolate Factory, Inc.